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                                                                Exhibit 4.21








      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO PINNACLE WEST CAPITAL CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                        PINNACLE WEST CAPITAL CORPORATION

                       Floating Rate Senior Note due 2005

No. 1                                                  $165,000,000
                                                       CUSIP No. 723484 AF 8

      Pinnacle West Capital Corporation, a corporation duly organized and existing under the laws of Arizona (herein called the "Company" which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee of The Depository Trust Company, or registered assigns, the principal sum of One Hundred Sixty-Five Million Dollars on November 1, 2005 (the "Maturity Date"), and to pay interest at the rate set forth below on the outstanding principal amount hereof from time to time from and including November 12, 2003 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears on February 1, May 1, August 1 and November 1 in each year, commencing February 1, 2004, and on the Maturity Date (each, an "Interest Payment Date"), until the principal hereof is paid or made available for payment and at the same per annum rate set forth below on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day preceding each Interest Payment Date, (each a "Regular Record Date"); PROVIDED, HOWEVER, that interest payable on the Maturity Date, or any redemption date, shall be payable to the person to whom the principal amount of this Note is payable. Any interest payable on any Interest Payment Date other than the Maturity Date and not so punctually paid or duly provided for shall forthwith cease to be payable to the person in whose name this Note is registered at the close of business on such Regular Record Date and shall instead be payable to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the registered holder of this Note (or one or more predecessor Notes) not less than ten days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed and upon such notice as may be required by such exchange, as more fully provided in the Indenture. Principal of this Note shall be payable against surrender hereof at the corporate trust office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York.

      "Business Day" means any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.

      "Calculation Agent" means The Bank of New York or its successor appointed by the Company, acting as calculation agent.

      "Interest Determination Date" means the second London Business Day immediately



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preceding the first day of the relevant Interest Period.

      "Interest Period" means the period commencing on an Interest Payment Date for this Note (or commencing on the issue date for this Note, if no interest has been paid or duly made available for payment since that date) and ending on the day before the next succeeding Interest Payment Date for this Note.

      "LIBOR" for any Interest Determination Date will be the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date (the "Three Month Deposits") in amounts of not less than $1,000,000, as such rate appears on Telerate Page 3750, at approximately 11:00 a.m., London time, on such Interest Determination Date.

      "London Business Day" means a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date, are expected to be transacted, in the London interbank market.

      "Telerate Page 3750" means the display designated on page "3750" on Moneyline Telerate (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

      Payment of the principal of and any interest on this Note will be made at the corporate trust office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that, at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register for the Notes.

      If any Interest Payment Date falls on a day that is not a Business Day, the Interest Payment Date will be the next succeeding Business Day (without any interest or other payment in respect of such delay). If the maturity date of the Notes or any redemption date falls on a day that is not a Business Day, the payment of principal and interest (to the extent payable with respect to the principal amount being redeemed if on a redemption date) will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or such redemption date.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


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      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                        PINNACLE WEST CAPITAL CORPORATION


                                        By   /s/ Nancy C. Loftin
                                           -------------------------------------
                                                Vice President

Attest:

          /s/ Betsy A. Pregulman
---------------------------------------------
             Associate Secretary



      This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of December 1, 2000, as amended and supplemented from time to time (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $165,000,000, subject to increase as provided in Section 101 of the Second Supplemental Indenture, dated as of November 1, 2003, providing for the Notes.

      The Notes are not redeemable prior to November 1, 2004. The Notes will be redeemable at the Company's option in whole, on not less than 30 days' nor more than 60 days' notice, beginning on November 1, 2004 and on each Interest Payment Date thereafter, prior to maturity of the Notes, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption.

      If notice has been given as provided in the Indenture and funds for the redemption of Notes shall have been made available on the redemption date referred to in such notice, the Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the holders of the Notes will be to receive payment of the redemption price.


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      The Company will mail notice of the redemption, first-class mail postage prepaid, to each holder of Notes at the holder's address in the register for the Notes. Notice to the holders will be given at least 30 but not more than 60 days before the redemption date. Notes to be redeemed become due on the redemption date, and interest will cease to accrue on the Notes on the redemption date.

      The Notes will not be subject to any sinking fund.

      The Notes will bear interest for each Interest Period at a per annum rate determined by the Calculation Agent as described below (the "Rate of Interest"). The per annum interest rate will be equal to LIBOR on the relevant Interest Determination Date plus 0.80%; PROVIDED, HOWEVER, that in certain circumstances described below, the interest rate will be determined by the Calculation Agent in an alternative manner without reference to LIBOR. Promptly upon such determination, the Calculation Agent will notify the Trustee of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and holders of the Notes, the Company and the Trustee.

      If the following circumstances exist on any Interest Determination Date, the Calculation Agent shall determine the interest rate for the Notes as follows:

            (1) In the event LIBOR cannot be determined from the Moneyline Telerate service as described herein as of approximately 11:00 a.m. London time on such Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation of the rate (the "Rate Quotation") at which Three Month Deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, at approximately 11:00 a.m. London time on such Interest Determination Date, that is representative of single transactions at such time (the "Representative Amounts"). If at least two Rate Quotations are provided, the interest rate will be the arithmetic mean of the Rate Quotations obtained by the Calculation Agent, plus 0.80%.

            (2) In the event LIBOR cannot be determined from the Moneyline Telerate service as described herein and fewer than two Rate Quotations are available as provided in (1) above, the interest rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. New York City time on such Interest Determination Date, by three major banks in New York City, selected by the Calculation Agent (after consultation with the Company), for loans in Representative Amounts in U.S. dollars to leading European banks, having an index maturity of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date, plus 0.80% PROVIDED, HOWEVER, that if fewer than three banks selected by the Calculation Agent are quoting such rates, the interest rate for the applicable Interest Period will be the same as the interest rate in effect for the immediately preceding Interest Period.


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      Upon the request of a holder of the Notes, the Calculation Agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

      No liability shall (in the absence of gross negligence, willful misconduct or bad faith) attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

      The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and events of default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

      If an event of default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee without the consent of such Holders in certain limited circumstances or with the consent of the Holders of 66 2/3% in principal amount of the securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the securities of each series at the time outstanding, on behalf of the holders of all securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      As provided in and subject to the provisions of the Indenture, the holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such holder shall have previously given the Trustee written notice of a continuing event of default with respect to the Notes, the holders of not less than 25% in principal amount of the Notes at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such event of default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the holders of a majority in principal amount of Notes at the time outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay

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the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the register of the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the registrar of the Notes duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      This Note shall be governed by and construed in accordance with the law of the State of New York, without regard to conflicts of laws principles thereof.


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                          CERTIFICATE OF AUTHENTICATION

      This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated: November 12, 2003                  THE BANK OF NEW YORK
                                          AS TRUSTEE


                                          By   Van K. Brown
                                               ---------------------------------
                                                     AUTHORIZED SIGNATORY




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